Exhibit 22.1


                         Comdisco Holding Company, Inc.
              Subsidiaries of the Registrant as of December 1, 2005

              Subsidiary State or Sovereign Power of Incorporation

Subsidiaries included in the Registrant's consolidated financial statements:

Comdisco United Kingdom Limited...................................United Kingdom
Comdisco Australia Pty. Ltd......................................New South Wales
Comdisco New Zealand.................................................New Zealand
Comdisco Canada Ltd......................................................Ontario
Comdisco Canada Equipment Finance Limited Partnership....................Ontario
Comdisco Equipment Solutions (Europe) B.V............................Netherlands
Comdisco GmbH & Co. Leasing and Finance KG...............................Germany
Comdisco Holdings (U.K.) Limited .................................United Kingdom
Comdisco Investment Group, Inc. ........................................Delaware
Comdisco Management GmbH ................................................Germany
Comdisco, Inc. .........................................................Delaware
Comdisco de Mexico, S.A. de C.V...........................................Mexico